Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-1 and related Prospectus of Smith Micro Software, Inc. of our report dated February 26, 2024, relating to the consolidated financial statements of Smith Micro Software, Inc. and its subsidiaries, appearing in the Annual Report on Form 10-K of Smith Micro Software, Inc. for the year ended December 31, 2023.
We also consent to the reference to our firm under the heading "Experts" in such Prospectus.
/s/ SingerLewak LLP
Los Angeles, California
August 7, 2024
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